Exhibit 99.1

Evoke Pharma Enters into Definitive Agreement to Be Acquired by QOL Medical

QOL Medical to Acquire All Outstanding Shares of Evoke for $11.00 Per Share in Cash

Represents a 139.7% premium to most recent Nasdaq closing price

Transaction expected to close by the end of 2025

SOLANA BEACH, Calif., and VERO BEACH, Fl., November 4, 2025 (GLOBE NEWSWIRE) — Evoke Pharma, Inc. (NASDAQ: EVOK) (“Evoke”), a specialty pharmaceutical company focused primarily on treatments for gastrointestinal (GI) diseases with an emphasis on GIMOTI® (metoclopramide) nasal spray, and QOL Medical, LLC (“QOL Medical”), a privately held biopharmaceutical company specializing in treatments for GI and rare diseases, today announced that they have entered into a definitive agreement pursuant to which QOL Medical will acquire Evoke for $11.00 per share in cash at closing. The transaction has been unanimously approved by the Boards of Directors of both companies and will be conducted via a tender offer.

The transaction, expected to close by the end of 2025, reflects the strategic value of its commercial product, GIMOTI®, the first and only FDA-approved nasal spray formulation of metoclopramide for the treatment of acute and recurrent diabetic gastroparesis in adults. The purchase price represents a premium of 139.7% to Evoke’s closing share price on November 3, 2025.

“Since inception, Evoke has remained singularly focused on serving the diabetic gastroparesis community by developing and delivering a new treatment option for a historically underserved population,” said Matt D’Onofrio, Founder and Chief Executive Officer of Evoke. “This transaction recognizes the importance of what we’ve built, a differentiated, patient-centered therapy with a growing commercial presence. QOL Medical brings strong commercial GI experience, manufacturing capabilities, and a commitment to continuity, making them an ideal partner for the next chapter of our mission.”

“We are excited about the strategic alignment between QOL and Evoke,” said Derick Cooper, Chief Executive Officer of QOL Medical. “Evoke has developed an innovative therapy that addresses a significant unmet need in gastrointestinal care, offering meaningful clinical benefits for patients. GIMOTI strengthens our GI portfolio and advances our mission to support patients living with rare and underserved gastrointestinal conditions.”

“With our deep experience in commercializing treatments for GI disorders, this acquisition is a natural extension of our capabilities and commitment”, Cooper added. “It enables us to build on our existing infrastructure, expand our reach among patients and healthcare providers, and further establish QOL Medical as a leader in specialty gastrointestinal care.”

Transaction Terms

Under the terms of the merger agreement, QOL Medical, through a subsidiary, will initiate a tender offer to acquire all outstanding shares of Evoke at a price of $11.00 per share in cash at closing. The closing of the tender offer will be subject to certain conditions, including the tender of at least a majority of the outstanding shares of Evoke at such time, and other customary closing conditions. Upon the successful completion of the tender offer, a subsidiary of QOL Medical will merge into Evoke and any remaining shares of common stock of Evoke will be cancelled and converted into the right to receive the same price per share payable in the tender offer.

The transaction is not subject to a financing condition and QOL Medical intends to finance the transaction using cash on hand. The transaction is expected to close in the fourth quarter of 2025, subject to the terms of the merger agreement.

Advisors

Stifel is acting as exclusive financial advisor and Latham & Watkins is serving as legal counsel to Evoke. Hill Ward Henderson is serving as legal counsel to QOL Medical.

About QOL Medical, LLC

QOL Medical is a specialty biopharmaceutical company committed to delivering solutions for rare diseases. Founded in 2003, QOL Medical focuses on improving clinical outcomes and enhancing the quality of life for patients with rare diseases through the acquisition and commercialization of orphan and gastrointestinal products in underserved markets. Learn more at www.qolmed.com.

About Evoke Pharma, Inc.

Evoke is a specialty pharmaceutical company focused primarily on the development of drugs to treat GI disorders and diseases. The company developed, commercialized and markets GIMOTI, a nasal spray formulation of metoclopramide, for the relief of symptoms associated with acute and recurrent diabetic gastroparesis in adults.

Diabetic gastroparesis is a GI disorder affecting millions of patients worldwide, in which the stomach takes too long to empty its contents resulting in serious GI symptoms as well as other systemic complications. The gastric delay caused by gastroparesis can compromise absorption of orally administered medications. Prior to FDA approval to commercially market GIMOTI, metoclopramide was only available in oral and injectable formulations and remains the only drug currently approved in the United States to treat gastroparesis.

Visit www.EvokePharma.com for more information.

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About Gimoti® (metoclopramide) nasal spray

GIMOTI is indicated for the relief of symptoms in adults with acute and recurrent diabetic gastroparesis. Important Safety Information:

WARNING: TARDIVE DYSKINESIA

•	Metoclopramide can cause tardive dyskinesia (TD), a serious movement disorder that is often irreversible. The risk of developing TD increases with duration of treatment and total cumulative dosage.

•	Discontinue GIMOTI in patients who develop signs or symptoms of TD. In some patients, symptoms may lessen or resolve after metoclopramide is stopped.

•	Avoid treatment with metoclopramide (all dosage forms and routes of administration) for longer than 12 weeks because of the increased risk of developing TD with longer-term use.

GIMOTI is not recommended for use in:

•	Pediatric patients due to the risk of developing tardive dyskinesia (TD) and other extrapyramidal symptoms as well as the risk of methemoglobinemia in neonates.

•

Moderate or severe hepatic impairment (Child-Pugh B or C), moderate or severe renal impairment (creatinine clearance less than 60 mL/minute), and patients concurrently using strong CYP2D6 inhibitors due to the risk of increased drug exposure and adverse reactions.

GIMOTI is contraindicated:

•	In patients with a history of tardive dyskinesia (TD) or a dystonic reaction to metoclopramide.

•	When stimulation of gastrointestinal motility might be dangerous (e.g., in the presence of gastrointestinal hemorrhage mechanical obstruction, or perforation).

•

In patients with pheochromocytoma or other catecholamine-releasing paragangliomas. Metoclopramide may cause a hypertensive/pheochromocytoma crisis, probably due to release of catecholamines from the tumor.

•	In patients with epilepsy. Metoclopramide may increase the frequency and severity of seizures.

•	In patients with hypersensitivity to metoclopramide. Reactions have included laryngeal and glossal angioedema and bronchospasm.

Potential adverse reactions associated with metoclopramide include: Tardive dyskinesia (TD), other extrapyramidal effects (EPS), parkinsonism symptoms, motor restlessness, neuroleptic malignant syndrome (NMS), depression, suicidal ideation and suicide, hypertension, fluid retention, hyperprolactinemia, effects on the ability to drive and operate machinery. Most common adverse reactions (≥5%) for GIMOTI are: dysgeusia, headache, and fatigue. These are not all of the possible side effects of GIMOTI. Call your doctor for medical advice about whether you should take GIMOTI and the possible risk factors and side effects. You are encouraged to report negative side effects of prescription drugs to the FDA.

Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Additional Information and Where to Find It

The tender offer described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of Evoke. The solicitation and the offer to buy shares of Evoke’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that QOL Medical and its acquisition subsidiary (“Merger Sub”) intend to file with the U.S. Securities and Exchange Commission (“SEC”). In addition, Evoke will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by QOL Medical, Merger Sub and Evoke with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Evoke on Evoke’s website at https://evokepharma.com/. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE TENDER OFFER MATERIALS OF QOL MEDICAL AND MERGER SUB AND THE SOLICITATION/RECOMMENDATION STATEMENT OF EVOKE, IN EACH CASE INCLUDING

ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

Evoke, QOL Medical and Merger Sub caution you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. The forward-looking statements are based on the parties’ current beliefs and expectations and include, but are not limited to: statements regarding the planned completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of November 3, 2025 (the “Merger Agreement”) and the timing thereof; expectations regarding the benefits sought to be achieved in the transactions; the continued commercial availability of GIMOTI; the continuation of Evoke’s partnership with Eversana; and QOL Medical’s strategic vision. The inclusion of forward-looking statements should not be regarded as a representation by Evoke, QOL Medical or Merger Sub that any of their respective plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Evoke’s and QOL Medical’s businesses and the proposed transactions, including, without limitation: uncertainties as to the timing and completion of the tender offer and the merger; uncertainties as to the percentage of Evoke stockholders tendering their shares in the tender offer; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; risks related to diverting management’s attention from the parties’ ongoing business operations; the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; potential changes in QOL Medical’s strategic vision; and other risks and uncertainties pertaining to Evoke’s business, including the risks and uncertainties detailed in Evoke’s prior press releases and in the periodic reports it files with the SEC, as well as the tender offer materials to be filed by QOL Medical and Merger Sub and the Solicitation/Recommendation Statement to be filed by Evoke in connection with the tender offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and none of Evoke, QOL Medical or Merger Sub undertake any obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor & Media Contact for Evoke Pharma:

Daniel Kontoh-Boateng

DKB Partners

Tel: 862-213-1398

dboateng@dkbpartners.net

Investor & Media Contact for QOL Medical:

Chelsea King

QOL Medical, LLC

Tel: 866-469-3773 x1091

cking@qolmed.com